Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 31 to Registration Statement No. 2-72724 on Form N-1A of our reports dated May 21, 2007, relating to the financial statements and financial highlights of the CMA Government Securities Fund (the “Fund”) and of the Master Government Securities Trust (the “Trust”) (subsequently renamed Master Government Securities LLC), both appearing in the corresponding Annual Reports on Form N-CSR of the Fund and of the Trust for the year ended March 31, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 25, 2007